Exhibit 10.6

Agricultural Bank of China Co., Ltd.

Fixed Assets Loan Contract

Contract No.: 51010420110000265

Borrower (Full Name): Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

Lender (Full Name): Chengdu Guanghua Branch, Agricultural Bank of China Co., Ltd.

Dated June 9, 2011

Translation of Fixed Assets Loan Contract	KSCP

Dear Customer: In order to protect your rights and interests, please read the terms hereof carefully (particularly the terms in boldface) and pay attention to the rights and obligations hereunder. If you have any question on the Contract, please feel free to consult the Lender.

Contents

Article I Definitions		4

Article II the Borrower’s Commitments		5

Article III Condition Clause		6

3.1	Loan	6

3.2	Interest, Penalty Interest and Compound Interest	6

3.3	Withdrawal and Loan Payment	9

3.4	Repayment	13

3.5	Loan Voucher	15

3.6	Guarantee	16

3.7	Rights and Obligations	16

Article IV. Supplementary Terms		19

4.1	Conditions on Loan Use	19

4.2	Escrow Account	20

4.3	Insurance	20

4.4	Financial Index Monitoring	20

4.5	Others	21

Article V Legal Liability		22

Article VI Miscellaneous		24

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Borrower (Full Name): Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

Domicile (address): No. 8 Ke Xin Road, West Zone, Chengdu High Technology Industrial Development Zone, Sichuan, China.

Legal Representative: Zunhong Ke

Post Code:

Responsible Person:

Tel:

Fax:

Lender (Full Name): Chengdu Guanghua Branch, Agricultural Bank of China Co., Ltd.

Domicile (address): No. 3 Xiao Nan Avenue, Chengdu City, Sichuan Province.

Legal Representative: Cao Jiang

Post Code:

Responsible Person: Wei Guo

Tel: 13880776687

Fax:

The Borrower applied to the Lender for Fixed Assets Loan for the production line construction of pharmaceutical products for injection. Therefore, the parties executed this Contract by consensus.

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Article I Definitions

In this Contract the following terms have the meanings given to them in this Article, except where the context requires otherwise:

1.1	Loan Term: including the Total Loan Term and Single Loan Term. Total Loan Term means the period from the date on which the First Loan is advanced to the date on which the Borrower repays all the principals and interest pursuant to the Contract; Single Loan Term means the period from the date on which the Single Loan is advanced to the date on which the Borrower repays the principals and interest of this loan pursuant to the Contract under withdrawal by several times

1.2	Withdrawal Period: the period during which the Borrower withdraws money in accordance with the Contract, including the deferred withdrawal period by consensus.

1.3	Withdrawal Date: the date on which every loan is transferred to the Borrower’s account.

1.4	Repayment Term: the period from the date on which the Borrower repays the Principal for the first time to the date on which all the principals and interest are paid off as provided in the Contract, including the repayment term redefined by consensus.

1.5	Project Construction Period: the period from the Commencement Date to Completion Date of the Project.

1.6	Project Operation Period: the period from the Completion Date to the end of the Operation Date.

1.7	Project Completion: the Final Acceptance of the Project hereunder by the governing department (including the Quality Acceptance and necessary required Comprehensive Acceptance, and delivery.

1.8	Date/Day: working day, if the last date is public holiday in China, it will be postponed to the first working day after the public holiday.

1.9	LIBOR/HIBOR: the London/Hong Kong interbank lending rate in the corresponding period of the two working days before the Interest Commencement Date published by Reuters.

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1.10	Loan Ratio: the proportion of the loan provided by the Lender for the Project among the all the loans for the Project.

1.11	Total Investment of the Project: the Fixed Investment and Initial Working Capital for the proposed Project, which suggests the Project’s the total demand for funds.

1.12	Laws and Regulations: the PRC laws, administrative regulations, the local laws and regulations, rules, judicial interpretation and other legally binding provisions.

Article II the Borrower’s Commitments

The Borrower hereby declares as follows:

2.1	The Project construction and the loan application are in compliance with the laws and regulations. The Borrower is an approved and registered business entity established in accordance with the laws or other entities which can be the Borrower pursuant to the relevant provisions; being an eligible investor possessed the required business qualifications; the Borrower and its controlling shareholder have good credit and no significant adverse record; the purpose of use and source of repayment is definite and legal; the Project is in compliance with the relevant policies of industry, land, and environment protection; going through the relevant legal management procedures and rental procedures on the Fixed Investment; in compliance with the relevant provisions on capital system of investment project; have already paid the relevant fees in accordance with laws and regulations and contracts; and there is no case of violation of the laws and regulations.

2.2	Executing the Contract is flawless: The Borrower has already gone through the necessary formalities as required by the laws and regulations and the articles of associations to enter into the Contract; The Person who signed or sealed the Contract is the Legal Representative or the authorized representative; going through the formalities of Contract approval, registration or filing; and there is no case of other flaws of the validity of the Contract due to the Borrower.

2.3

The guarantee is legal and valid: the Borrower warrants that all the necessary formalities have been gone through for the Guarantor to sign this Contract or fulfill obligations hereunder; the Guarantor is authorized to establish security with the collateral; the signatory is the authorized signatory for the Guarantee Contract;

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going through the formalities of Guarantee Contract approval, registration or filing and the registration formality of guarantee; and there is no case of other flaws of the validity of the Guarantee Contract or material adverse change.

2.4	Exercising the Rights and performing the obligations by the principle of good faith: the Borrower shall use the loan in compliance with the term, purpose of use, pattern, etc provided in the Contract and the loans shall not be used in illegal acts; work actively to cooperate with the relevant government department and the Lender for the supervision and inspection of the Loan and the Guarantee; repay the loan in full and on time pursuant to the Contract and shall not escape debt in any way; and there is no case of other breach of the Contract.

2.5	All the documentation and information with respect to the Borrower, Guarantor, shareholder, Project and financial, etc provided by the Borrower are true, complete, accurate, legitimate and valid.

Article III Condition Clause

3.1	Loan

3.1.1	Purpose of Use: production line construction of pharmaceutical products for injection.

3.1.2	Currency and amount of the Loan (in word): RMB ¥ Thirty Seven Million (37 million).

3.1.3	Total Loan Term: Five (5) years. (in word) (year/month)

3.2	Interest, Penalty Interest and Compound Interest

3.2.1	Loan Interest

3.2.1.1 RMB loans, the interest shall be determined by the terms specified in (2):

(1) Fixed Rate: in accordance with             (Withdrawal Date of every loan/signing date of the Contract)            (Single Loan Term/Total Loan Term) based on the corresponding People’s Bank of China’s benchmark interest rate of the same category and of the same period             (raise/lower)    %, until the due date of the Loan.

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(2) Floating Rate: In accordance with Withdrawal Date of every loan money Single Loan Term based on the corresponding People’s Bank of China’s benchmark interest rate of the same category and of the same period             (raise/lower)    %. The adjustment cycle for the Floating Rate is Three (3) months. The new rate shall be determined in accordance with the People’s Bank of China’s benchmark interest rate of the corresponding category and the corresponding period after adjustment since the corresponding loan date of the next loan cycle of the adjustment of the benchmark interest rate and the Lender is not obliged to inform the Borrower further. In case that in the month of adjustment there is no corresponding loan date, then the last day of that month shall be deemed the corresponding loan date.

(3) Other term:                                                                                                                                                            .

3.2.1.2 The interest shall be determined by the terms specified in             for foreign currency loan.

(1) In accordance with the Floating Interest for             months which is composed of the             (LIBOR/HIBOR) for             months +    % interest margin;

(2) In accordance with annual interest rate of     %, until the due date of the loan;

(3) Other term:                                                                                                                                                                .

3.2.2	The method for calculating and settling the interest

3.2.2.1 The interest shall be settled monthly, and the interest settlement date shall be the 20th of every month.

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3.2.2.2 The interest shall be calculated in accordance with the agreed interest rate for Fixed Interest Loan. The interest shall be calculated in accordance with interest rate determined in the respective floating period for the Floating Interest Loan; and sum the interest of respective floating period where the interest rate floats several times in a single interest settlement period. The interest shall be calculated accordingly for other terms of interest rate.

3.2.2.3 The original repayment date shall be postponed to the first working day where the due date of the loan is the Public Holiday and the interest accrues in accordance with the agreed interest calculation method during the postponed period.

3.2.3	Penalty Interest

3.2.3.1 The Penalty Interest shall be charged for the delayed payment equal to 150% of the agreed interest rate since the overdue date until the principal and interest thereof are repaid where the Borrower fails to repay the principal in accordance with the Contract.

3.2.3.2 The Penalty Interest shall be charged on the rate equaling 150% of the agreed interest rate since the breach until the principal and interest thereof are repaid if there is a misuse of the loan money by the Borrower violating the conditions or terms of this Contract.

3.2.3.3 The higher penalty interest rate shall apply if both default on the payment and misusing the fund occur.

3.2.4	Compound Interest

The Compound Interest shall be charged monthly since the overdue date where the Borrower fails to pay the interest on time. The Compound Interest shall be charged based on the agreed interest where the interest is not paid on time before the due date of the Loan; the Compound Interest shall be charged based on the overdue Penalty Interest after the due date of the Loan; the Compound Interest shall be charged based on the corresponding Penalty Interest provided in the Contract where the interest is not paid on time during the period of overdue or the Borrower misuses the loan fund(s).

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3.3	Withdrawal and Loan Payment

3.3.1	Withdrawal Conditions

The following conditions shall be satisfied for withdrawal:

(1)	The Borrower possesses the qualification for applying loans; the consents and approval for the Loan has already been obtained from relevant policy-making organs and authorized agencies.

(2)	This Project has already gone through the relevant legal management procedure, including but not limited to obtaining the authorization, approval and filing documents from the relevant government departments, obtaining the relevant legal documents on industry, land, and environment protection and the conditions required by the relevant state departments of Project Revolving Loan have been satisfied.

(3)	As for real estate development loan, the corresponding State-owned Land Use Right Certificates, Construction Land Planning Permits, Construction Works Planning Permits, Construction Permits have already been obtained; Sales Permits has been obtained where the sales have begun; land-transferring fees for the current Project and relevant fees has been paid up.

(4)	The source of the Project Capital Fund is in compliance with the relevant provisions and the Project Capital Fund has already been fully up and running before the Loan. The additional Project Capital Fund has already been fully up and running before the Loan where the additional loans are needed as the actual investment amount exceeds the original planned investment amount. The actual process of the Project matches the actual investment.

(5)	The relevant guarantee formalities required by the Lender has already been processed and the Guarantee is legal and valid.

(6)	The purpose of use for the Loan shall conform to the stipulations of laws and regulations and the Contract and transaction contract.

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(7)	The Borrower’s Commitments made on signing the Contract is still true and valid for each withdrawal and there is no case of material adverse change or other material adverse situations which may impact the performance of the Contract.

(8)	Other term: .

3.3.2	Withdrawal Option

3.3.2.1 The Withdrawal Option shall be determined by the terms specified in (2):

(1) Withdraw the money in one time, which shall be implemented in accordance with             :

 The Withdrawal Date is             ;

‚ The Withdrawal Period is from             to             ;

(2) The Withdrawal Period is from             to             for withdrawal by several times and the specific withdrawal plan is as follows:                                                                                                                                    .

The withdrawal amount shall not less than RMB ¥ Five Millions (5 million) during the period from             to

The Lender may require the Borrower to go through the relevant formalities within the specified period where the Borrower does neither go through the withdrawal formalities pursuant to the Withdrawal Date, Withdrawal Period or Withdrawal Plan stipulated in the Contract nor apply for postponing the Withdrawal; The Lender may cancel or partially cancel the undrawn Loan, the compensation based on     % of the canceled amount shall be charged and the Lender may reconsider the approval and the Withdrawal Conditions of the Loan where the formalities is overdue; The Lender may require the Borrower to withdraw

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the money within the specified period where the Borrower does not withdraw above the minimum withdrawal amount within the specified period; The compensation based on     % of the specified minimum withdrawal amount shall be charged and the Lender may reconsider the approval and the Withdrawal Conditions of the Loan where the withdrawal is overdue.

3.3.2.2 The written Withdrawal Notice shall be provided to the Lender Five (5) days in advance of the Withdrawal Date. The Borrower shall apply for the adjustment of the Withdrawal Plan Ten (10) days in advance and obtain consents of the same before adjustment.

3.3.3	Loan Payment

3.3.3.1 Entrusted Payment

3.3.3.1.1 The Borrower will entrust the Lender to defray the Loan to the counterparty of the Borrower conforming to the purpose of use provided in the Contract and the transaction contract:

(1) The amount of single withdrawal exceeds 5% of the Total Investment of the Project;

(2) The amount of single withdrawal exceeds Five Million (5 million) (including the equivalent foreign currency);

(3) Other situations agreed by the Parties:                                                                                                   .

3.3.3.1.2 The Withdrawal Application, Entrusted Payment Notice and other relevant required materials shall be provided to the Lender by the Borrower Five (5) days in advance. The loan money will be defrayed directly to the counterparty of the Borrower from the Borrower’s account after approved by the Lender. The Loan money may not be released where the Withdrawal Application does not conform to the provided Withdrawal Conditions, or the entrusted payment application does not conform to the Contract, or the transaction materials is not complete or true; in such case, the lender will not assume any responsibilities or liabilities where the Borrower defaults or cause any loss to the counterparty.

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3.3.3.1.3 As for the Project Financing Business, The Lender will defray the loan money pursuant to the joint signed certificate provided by the independent intermediary chose by both the Lender and the Borrower and the contractor after jointly inspecting the plant construction and the construction progress when necessary.

3.3.3.1.4 The Borrower shall notify the Lender in written before the Lender defrays the money where the Borrower applies for deferring payment or withholding payment. The Lender may stop the payment and recall the loan after approval and confirmation; the interest thereof shall accrue pursuant to the Contract. The Borrower may apply for resuming the Entrusted Payment, which shall be handled in accordance with Article 3.3.3.1.2 herein.

3.3.3.1.5 The Lender may renegotiate the advance and payment Conditions with the Borrower or stop advancing and paying where the credit status of the Borrower degrades, does not pay the loan in accordance with the Contract, the construction process of the Project falls behind the process of fund use, avoid entrusted payment by way of breaking the whole into parts, etc.

3.3.3.1.6 The Entrusted Payment shall not be subject to conditions. The attached conditions provided in the Entrusted Payment Notice shall not bind the Lender. Unless otherwise provided by the Parties in written, the Lender will not assume the obligation to notify the receiver for the Entrusted Payment, deferring payment, withholding payment, resuming payment, etc.

3.3.3.2 Direct Payment by the Borrower

Unless otherwise provided in Article 3.3.3.1.1. and Article 4.1.1 herein, the Borrower may directly pay by itself in accordance with the Contract after the Loan is advanced to the Borrower’s account. The Borrower shall report the payments as required by the Lender and the Lender is authorized to verify whether the payments conform with the purpose of use by account analysis, voucher inspection, site investigation, etc.

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3.4	Repayment

3.4.1	Source of Repayment

The Borrower will repay the principal and interest hereunder by its assets, which includes but not limited to:

(1)	Sales revenue;

(2)	Other revenue;

(3)	.

3.4.2	Repayment Plan

The Borrower shall pay the interest in full and on schedule and repay the principal in the way specified in (2): (The first two Repayment Plans and the third Repayment Plan may be used simultaneously.)

(1)	Repay the principal in one time, and the repayment time is ;

(2)	Repay the principal by several times, and the specific Repayment Schedule is as follows: .

(3)	Where (the Sales Revenue of the Project is /rental rate is %/others), % of the Sales Revenue shall be used to repay the Loan; where (the Sales Revenue of the Project is /rental rate is %/others), the Borrower shall repay the entire Loan.

3.4.3	Repayment Method

3.4.3.1 The Borrower shall deposit the outstanding principal and interest in current period in the repayment account specified by the Lender before the Repayment Date, and shall irrevocably authorize the Lender to collect the money from the account. The Lender is authorized to legally collect the money from the other Borrower’s account opened in the Lender’s agencies where the deposit balance of the repayment account is insufficient.

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3.4.3.2 The Objection Period is Seven (7) days since the date when the Lender notifies the Borrower in written, oral, or other form, where the Lender exercises the right of set-off.

3.4.4	Repayment Order

3.4.4.1 The Repayment Order is as follows unless otherwise provided by the parties:

(1)	The money shall be used to repay the Loan where the Borrower specifies that;

(2)	The Lender is authorized to determine Repayment Order and amount where the Borrower does not specify that and there are several matured debts which cannot be settled;

(3)	The Lender is authorized to determine the offset amount and offset order where the Lender exercises the right of set-off in accordance with the laws and regulations and the Contract; The Lender is authorized to determine the offset amount and offset order where the Lender exercises the right of subrogation in accordance with the laws and regulations and the Contract.

3.4.4.2 The Lender is authorized to choose the money to repay the principal, the interest, Penalty Interest, Compound Interest or the relevant fees to collect the Loan.

3.4.5	Prepayment

3.4.5.1 The Borrower shall submit a written application to the Lender Thirty (30) days in advance, where the Borrower intends to prepay the Loan and the Loan can be prepaid by consensus. The Repayment Order of the prepayment shall be subject to Article 3.4.4 herein.

3.4.5.2 The interest shall accrue in accordance with term specified in (1) for the prepayment loan, interest with this clear:

(1) The interest shall accrue subject to Loan Term and agreed interest rate of actual single Loan;

(2) The interest shall accrue subject to the Loan Term and an additional     % plus the agreed interest rate of actual             (total/ single) Loan;

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(3) Others:                                                                                                                                .

3.4.5.3 The repaid principal shall not less than RMB ¥ Five Million (5 million) and shall be the integral multiple of RMB ¥ One Million (1 million).

3.4.5.4 The procedure fee of the Prepayment shall be charged and the calculation method is             ;

(1) The remaining Loan Term (by the month, add to one month if it is less than one month) × the amount of the Prepayment × 1‰;

(2) Others:                                                                                                                                                    .

3.4.5.5 The interest for the outstanding Loan shall accrue in accordance with the agreed interest rate herein for Prepayment.

3.4.6	Extension

The Borrower is authorized to apply to the Lender for extending the Loan Term where the Borrower cannot repay the Loan in accordance with the provided Repayment Plan. The Borrower shall submit the Extension Application to the Lender Fifteen (15) days before the due date of the Loan and enter into the Extension Agreement with the Lender after obtaining the consent from the Lender.

3.5	Loan Voucher

The loan voucher shall be part of the Contract and the record in the loan voucher shall prevail where there are any conflicts or discrepancies between the records in the loan voucher and the records herein of the loan amount, the withdrawal amount, repayment amount, Loan Date, Repayment Date and loan interest rate.

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3.6	Guarantee

3.6.1	The guarantee type herein is: collateral mortgage and the number thereof is: 51100220110054331.

3.6.2	The Guarantee Contract will be otherwise signed among the Lender, the Borrower and the Guarantor.

3.7	Rights and Obligations

3.7.1	Rights and Obligations of the Borrower

(1) To withdraw the Loan in accordance with the Contract;

(2) To repay the principal and interest of the Loan in full and on schedule;

(3) To use the Loan subject to the purpose and the method provided in the Contract;

(4) Accept and proactively cooperate with supervision and investigation of the situation related to the project construction, financial situations, the use of the Loan and other relevant matters; provide the relevant materials and information of the Project, the use of the Loan, financial and others required by the Lender;

(5) The Borrower shall notify the Lender in written in advance and obtain the consents from the Lender where the following actions have been taken:

 To carry out actions such as contracting, renting, shareholding reform, joint operation, merger, consolidation, merger and acquisition, separation, reduction of registered capital, joint venture, major assets transfer, significant overseas investment, issue bonds, application for suspending operations for rectification, application for dissolution, application for bankruptcy, etc;

‚ To provide large guarantee or mortgage, pledge major assets for the third party, which may affect the solvency ability of the Borrower;

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ƒ To mortgage and pledge the project assets and proceeds (including the prospective proceeds) due to the Loan for third party rather than the Lender (including the Syndicated Loan participated by the Lender) before the principal and interest are paid off;

„ Significant adjustment on the Construction Plan or Project Estimates during the process of project implementation;

… The case of which arises material change to the claims and obligations hereof or other material adverse situation to impact the recovery of the creditor’s rights;

(6)	The Borrower shall notify the Lender within five (5) days after the following matters occur:

 the Borrower and the Legal Representative, principal, and the actual controller thereof engage in illegal activities;

‚ suspense of business, close a business, cancelation, revocation of business license, being revoked, etc.

ƒ Significant deterioration of the property, Serious difficulties in production and operation or material adverse dispute;

„ The Borrower’s other issue which may have adverse impact on recovery of the creditor’s rights.

(7)	The Borrower shall notify the Lender within seven (7) days after the following matters occur:

 The change of the affiliation, major change of the executives, major adjustment of the organization structure;

‚ Major change of the name, the domicile, business scope, and other industrial and commercial registration items, or the licensed matters.

ƒ Increase of the registered capital, substantial modification to the company’s Articles of Association;

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„ The Borrower’s other major change which may impact the debt discharge.

(8)	The Borrower and its investor shall not evade the Lender’s debt through any way such as withdrawing funds, transferring assets, or transferring shares without authorization, etc, and shall not engage in other activities which will jeopardize the Lender’s interest.

(9)	The Borrower shall assume the necessary fees of legal service, insurance, transportation, evaluation, registration, custody, verification, notarization;

(10)	Other Rights and Obligations specified in the law and regulations or agreed by the Parties.

3.7.2	Rights and Obligations of the Lender

(1) To advance the Loan in full and on time, except the delay due to the Borrower’s own reason or not caused by the Lender;

(2) To be authorized to supervise or inspect the following situations related to the Project Construction, production and operation, financial, Material Inventory and Loan use, etc through site or off-site mode and require the Lender to provide the related documents, materials, and information:

 Whether the Project Capital Fund, self-raised fund, and other supporting funds is ready on schedule; Whether there are any major changes of the Project; Whether the Project Process matches the cumulative finance expenditure, etc;

‚ Whether the Borrower uses the Loan in accordance with the provided purpose of use; Whether the Loan are illegally used to engage in the equity investment, securities, futures or venture business, etc;

ƒ Other necessary items which need to inspect.

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(3)	The Lender is authorized to require the Borrower to rectify within a time limit, implement other debt coverage measure or provide other valid guarantee; or to stop advancing the loan, to declare the loans hereunder and under other Loan Contracts are due, to collect the Loan in advance, etc;

(4)	The Lender is authorized to require the Borrower to provide further valid guarantee where the Guarantee falls in the situation of suspense of business, close a business, cancelation, revocation of business license, being revoked and major operation loss, etc, which may lead the loss of the ability to provide guarantee partially or fully, or where the value of the collateral or the pledge decreases, the collateral or the pledge impair accidently, etc, which may jeopardize the Guarantee.

(5)	Other Rights and Obligations specified in the law and regulations or agreed by the Parties.

3.7.3	Other Obligations

3.7.3.1 The Parties have the obligations to keep secret of the other Party’s business secret obtained during the process of signing and performing the Contract and other interest-related information. Unless otherwise provided by the laws and regulations, the above information shall not be disclosed or leaked to the third party without the other party’s consent.

3.7.3.2 The Parties shall fulfill the obligations of notification, assistance, etc in accordance with the principle of good faith after the termination of the rights and obligations hereof.

Article IV. Supplementary Terms

The following Article 4.1, Article 4.2, Article 4.3, Article 4.4 shall apply to the Loan hereunder and bind on both Parties; the terms which are not chosen to apply shall not bind on the Parties:

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4.1	Conditions on Loan Use

4.1.1	The consent shall be obtained by the Borrower form the Lender before the Borrower uses the Loan which has already been advanced to the Borrower’s account in accordance with the Contract where the following conditions has not been satisfied: .

4.1.2	The interest shall accrue in accordance with the Contract during the period when the Loan is restricted for use.

4.1.3	The Borrower shall notify the Lender immediately where the Borrower’s account is inquired, frozen, or deducted by the competent authorities before conditions on Loan Use are satisfied.

4.2	Escrow Account

4.2.1	The Borrower opens an Escrow Account in the Lender’s and the funds specified in Term (2) shall be deposited in the account:

(1)	The Project Capital Fund corresponding to the Loan Ratio;

(2)	All of the operating revenue or the rental revenue;

(3)	Others: .

4.2.2	The consents shall be obtained where the Borrower change or cancel the Escrow Account before the Contract terminates.

4.2.3	Others: .

4.3	Insurance

4.3.1	The Borrower shall purchase appropriate insurance from the Insurance Companies accepted by the Lender to cover the engineering and property risks related to the Project within Five (5) days before the Withdrawal in accordance with the laws and regulations, Industry Regulations, or the Lender’s requirement. Type of Insurance includes but not limited to:

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(1)	Property All Risks;

(2)	;

(3)	.

4.3.2	The insured amount shall not less than the Loan Amount hereunder; the insurance period is half year longer than the Total Loan Term hereunder. The Borrower shall renew the insurance pursuant to the relevant provisions and the Lender’s requirement, and shall not suspend or cancel the insurance.

4.3.3.	The Borrower shall assume the insurance fees and pay the insurance fees on time; the Lender is authorized to recover the insurance fees and other necessary fees where the Lender advances the insurance fees for the Borrower.

4.3.4	The Borrower shall notify the Insurance Company and the Lender immediately where accidents covered by the insurance happen; the Insurance Compensation shall be used to repay the principal and interest of the Loan and the Lender is authorized to recover from the Borrower or require the Borrower to provide further guarantee where the Insurance Compensation is not enough to repay the Loan. The Insurance Compensation can also be used to recover the loss arising from the accidents.

4.3.5	Others: .

4.4	Financial Index Monitoring

The Borrower shall implement the accepted Debt Coverage Measure as required by the Lender where in the case of following (1), (2), (3), otherwise, the Lender is authorized to exercise the rights provided in Article 5.3 hereunder:

(1)	The actual revenue of the Project during the Operating Period is less than 50% of the estimated amount;

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(2)	Liability-asset ratio of the Borrower reaches more than 70%;

(3)	The Borrower has bad credit;

(4)	The contingent liability ratio of the Borrower reaches more than ;

(5)	Others: .

4.5	Others

The Parties further agree as follows:                                                                                                                       .

Article V. Legal Liability

5.1	The Borrower’s following act shall be deemed as a breach:

(1)	Fails to assume the obligations herein;

(2)	Fails to fulfill the Commitments provided in Article II herein;

(3)	Expressly states or indicates by its conduct that it will not repay the due loan or the outstanding loan;

(4)	The Lender declares default where the Borrower does not assume obligations or does not fully assume obligations under other contract;

(5)	Other circumstances where the Borrower does not perform the Contract or does not fully perform the Contract.

5.2	The Lender is authorized to terminate the Contract and other Contracts entered into between the Parties:

(1)	The Borrower or the Guarantor breaches the Contract;

(2)	There is material adverse change on the repayment ability of the Borrower or the Guarantor;

(3)	The collateral or pledge suffers major damage or impairment of value;

(4)	The adjustment of national policy has a material adverse impact on the security of the Loan;

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(5)	The Borrower commits material breach to other creditors;

(6)	Other circumstances provided by the laws or agreed by the Parties.

The Objection Period is Seven (7) days since the date when the Lender notifies the Borrower in written, oral, or other form, where the Lender terminates the Contract.

5.3	The Lender is authorized to take the following remedy measures under the circumstances specified in Article 5.1 and Article 5.2:

(1)	Require the Lender and the Guarantor to rectify the breach or other situation which prejudice the security of the Loan, implement other debt coverage measure or provide other valid guarantee;

(2)	To collect Penalty Interest and Compound Interest as specified in the Contract until the principal and interest are paid off where the Lender fails to use the Loan subject to the purpose of use, to repay the Loan or pay the outstanding interest by convention;

(3)	To stop advancing the loan, to collect the loans credited in advance or declare the loans are due under other Loan Contracts with the Borrower;

(4)	To exercise the right of set-off and other statutory contractual rights;

(5)	To require the Borrower to be responsible for the damages and other legal liabilities;

(6)	To take the Asset Protection measure and other legislative measure;

(7)	To publicly disclose the Borrower’s nonperformance;

(8)	Other remedy measures: .

5.4	The Borrower shall assume the attorney fees, travel expense, execution fees, valuation fee and other necessary fees to collect the Loan where the Lender has to take action or arbitration for the Borrower’s breach.

5.5	The Lender shall compensate the Borrower’s actual loss where the Lender does not advance the Loan in full and on schedule while the Borrower assumes the obligations provided herein.

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Translation of Fixed Assets Loan Contract	KSCP

Article VI Miscellaneous

6.1	Notice

All the notice and or other correspondence under this Contract shall be delivered to the notified party in accordance with the address or number or other contact information provided herein, and the Party shall notify the other Party of the change if any of the contact information are changed.

6.2	Dispute Resolution

6.2.1	Any dispute arising from the interpretation or performance of the Contract shall be resolved through mutual consultation of both Parties. The dispute shall be resolved by the method specified in (1), where no agreement is reached through consultation.

(1)	Lodge an action to the court where the Lender is domiciled;

(2)	Submit for arbitration.

6.2.2	The Parties shall continue to perform this Contract in all respects other than the issue in dispute during the period of litigation or arbitration.

6.3	Effectiveness

6.3.1	This Contract shall be effective upon the signing or sealing of the Parties.

6.3.2	Signed at: No.3 Xiao Nan Avenue, Chengdu City.

6.3.3	The Parties shall determine the matters not covered herein through consultation.

6.3.4	This Contract is made in Four (4) originals with the Borrower holding One (1) original, the Lender holding Two (2) originals, and the Registration Authority holding One (1) original, which are equally authentic.

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The Statement of Borrower: The Lender has already prompted all the related terms (particularly the terms in boldface), and has illustrated the related concept, content, and legal effect thereof to us and we have been acquainted with and understood all the above terms.

The Borrower (seal):

Legal Representative or Authorized Representative (Signature):

June 9th, 2011

The Lender (seal):

Legal Representative or Authorized Representative (Signature):

June 9th, 2011

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